UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  January 12, 2009

Date of Earliest Event Reported:  January 12, 2009

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14097 (Commission File Number)	36-3482074 (I.R.S. Employer Identification No.)

250 Parkway Drive, Suite 270 Lincolnshire, Illinois (Address of principal executive offices)		60069 (U.S. Zip Code)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2               Financial Information

Item 2.05               Costs Associated with Exit or Disposal Activities

On January 12, 2009, Sauer-Danfoss Inc. (the “Company”) announced to its employees that it intends to close its Hillsboro, Oregon plant.  The decision to close the plant was taken in response to current global economic conditions and declining sales.  This plant is primarily a valves production facility for the Controls Segment.  The majority of the plant’s operations are expected to be consolidated into the Company’s Easley, South Carolina facility.  The transition will commence immediately and is expected to be complete by the end of May 2009.

In connection with the plant closure, the Company anticipates incurring expenses in the following approximate amounts:

(amounts in millions)
Employee termination or relocation costs	$0.9
Property and equipment impairment and relocation costs	1.1
Lease termination costs	1.1
Other costs	1.0
Total costs	$4.1

The Company anticipates that approximately 90 percent of the foregoing expenses will result in cash expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE: January 12, 2009

	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer